EXHIBIT 10.16

2014 AMENDMENT
TO
LA-Z-BOY INCORPORATED
PERFORMANCE COMPENSATION RETIREMENT PLAN

La-Z-Boy Incorporated (the "Company") adopts this 2014 Amendment to the La-Z-Boy Incorporated Performance Compensation Retirement Plan (the "Plan").

WITNESSETH:

WHEREAS, the Company previously established the Plan for the benefit of certain of its eligible Employees; and

WHEREAS, the Plan may be amended from time to time; and

WHEREAS, the Company now desires to amend the Plan.

NOW, THEREFORE, effective for the fiscal year beginning April 27, 2014, the Plan is hereby amended in the following manner:

1. Schedule B to the Plan shall be amended by being deleted and by being replaced with the following:

Schedule B
To The
La-Z-Boy Incorporated Performance Compensation Retirement Plan

This Schedule B provides the methodology that will be used to provide contribution unit credits as referenced in Section 3.1 of the Plan. For this purpose, no later than the 75th day after the beginning of each of the Employer's fiscal years (and in no event after the outcome is substantially certain), the Employer shall establish company performance criteria for the fiscal year, performance levels, and Contribution Unit Percentage Rates related to those criteria. The Employer may also, in its sole discretion and no later than the 75th day of a fiscal year, determine that it will not make contribution unit credits for such fiscal year.

Annual contribution unit credits for each Participant's Account, with respect to each designated performance period, shall be determined as follows:

1.         If performance does not meet or exceed the minimum required performance level (the "Threshold Level"), no contribution unit credits will be made to any Participant Accounts for that fiscal year; and

2.       If performance meets or exceeds the Threshold Level, the contribution units credited to a Participant's Account shall be equal to:

The applicable Contribution Unit Credit Percentage Rate for a Participant times (the Participant's Base Salary plus Bonus, for that performance period);

Where:

►	The "Contribution Unit Credit Percentage Rate" is the percentage rate assigned to the applicable performance level achieved for the Participant's classification group for that fiscal year;

►	"Base Salary" means the portion of a Participant's annual salary (taking into consideration salary adjustments during the performance period) actually paid during the performance period, including vacation and holiday pay; and

►	"Bonus" means the cash bonus earned by a Participant, as a short-term incentive award under a preexisting incentive plan maintained by the Employer (or a participating Employer, as applicable), for that performance period.

For purposes of this Schedule B, the following shall apply:

•            The performance levels may consist of one or more levels and each level may have one or more corresponding Contribution Unit Credit Percentage Rates assigned to it.

•            For purposes of this Plan, the Threshold Level, performance levels, Contribution Unit Credit Percentage Rates, and the attainment of any required performance criteria, shall be determined in the sole discretion of the Administrator.

•            Any applicable contribution unit will be credited promptly following release of the Employer's Form 10-K for the fiscal year in question.

•            Unless otherwise determined in writing by the Employer, the designated performance period shall be the Employer's fiscal year, which ends on the last Saturday in April.

2. Except as specifically amended by this Amendment, the provisions of the Plan are reaffirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has signed this Amendment to evidence acceptance of this Amendment on the ___ day of April, 2014.

LA-Z-BOY INCORPORATED

By

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